Exhibit 1.1

SIBANYE GOLD LIMITED

(a public company with limited liability incorporated under the laws of the Republic of South Africa)

1,195,787,294 Ordinary Shares

UNDERWRITING AGREEMENT

Dated:  May 18, 2017

SIBANYE GOLD LIMITED

(a public company with limited liability incorporated under the laws of the Republic of South Africa)

1,195,787,294 Ordinary Shares, no par value

UNDERWRITING AGREEMENT

May 18, 2017

Citigroup Global Markets Limited
Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Rand Merchant Bank,
                                                (a division of FirstRand Bank Limited)
1 Merchant Place
Corner Rivonia Road and Fredman Drive
Sandton 2146
South Africa

Ladies and Gentlemen:

Sibanye Gold Limited, a public company with limited liability incorporated under the laws of the Republic of South Africa (the “Company”), confirms its agreement with Citigroup Global Markets Limited (“Citi”), HSBC Bank plc (“HSBC”), J.P. Morgan Securities plc (“J.P. Morgan”), Morgan Stanley & Co. International plc (“MSIL”) and Rand Merchant Bank, a division of FirstRand Bank Limited (“RMB”) (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the offer by the Company of ordinary shares of no par value in the authorized but unissued share capital of the Company (“Shares”), in the form of Shares or American depositary shares, each representing four Shares (“ADSs”) (the exact number of such Shares and ADSs to be offered as specified on the front cover of the Pricing Prospectus and the Rights Circular (each as defined below), which shall not be more than 1,195,787,294 Shares and 298,946,824 ADSs, the “Offered Shares”).

The Offered Shares will be offered in a rights offering (the “Rights Offering”) scheduled to commence (A) on May 18, 2017 (such date, or such other commencement date agreed between the Company and the Underwriters, the “ADS Rights Offering Commencement Date”) to eligible holders of its ADSs (the “ADS Holders”) who are holders of record on May 23, 2017 (the “ADS Record Date”) and (B) on May 29, 2017 (the “Share Rights Offering Commencement Date”) to eligible holders of its Shares (the “Shareholders”, and together with the ADS Holders, the “Equity Holders”) who are holders of record on May 26, 2017 (the “Share Record Date”, and together with the ADS Record Date, the “Record Dates”), excluding Equity Holders with registered addresses in certain restricted jurisdictions.

As part of the Rights Offering, the Company is granting (A) Shareholders rights in the form of renounceable (nil paid) letters of allocation to subscribe at the subscription price per Share set forth in Section 2(a) (the “Share Subscription Price”) for their pro rata share of the Offered Shares in the form of Shares (“Share Rights”) and (B), through the ADS Rights Agent (as defined below) acting pursuant to the ADS Rights Agency Agreement (as defined below), ADS Holders rights to subscribe at the subscription price per ADS set forth in Section 2(a) (the “ADS Subscription Price”) for their pro rata share of the Offered Shares in the form of ADSs (the “ADS Rights” and, together with the Share Rights, the “Rights”).  In addition, the Company will permit Equity Holders and transferees of Rights who have subscribed for Offered Shares to subscribe at the Share Subscription Price or the ADS Subscription Price, as applicable, for any Offered Shares that are not subscribed for pursuant to the exercise of Rights (the “Unsubscribed Shares”), with such subscription taking the form of Shares or ADSs, depending on whether Share Rights or ADS Rights were exercised by the relevant Equity Holder or transferee.  After allocation of all Rights subscribed in the Rights Offering, the Company will equitably determine the allocation of Unsubscribed Shares as follows (the “Agreed Allocation Priority”):  first, to subscribers of the Rights that apply for a greater number of Offered Shares than their Rights otherwise entitle them (the “Excess Allocations”), such Excess Allocations to be made on the basis described in the Pricing Prospectus and the Rights Circular (each as defined below), and thereafter, to the extent that any Unsubscribed Shares remain available for subscription, to subscribers procured by the Underwriters or, failing that, the Underwriters, on the terms and conditions set forth in this Agreement.

Share Rights may be exercised by the holders thereof during the period from 9:00 a.m. (Johannesburg time) on the Share Rights Offering Commencement Date through 12:00 p.m. (Johannesburg time) on June 9, 2017 (the “Share Subscription Period Expiration”); ADS Rights may be exercised by the holders thereof during the period from 9:00 a.m. (New York City time) on the ADS Rights Offering Commencement Date through 5:00 p.m. (New York City time) on June 6, 2017 (the “ADS Subscription Period Expiration”).  The Share Rights are expected to trade on the JSE Limited during the period from May 24, 2017 (the “JSE Trading Commencement Date”) through the Share Subscription Period Expiration; the ADS Rights are expected to trade on the New York Stock Exchange during the period from May 18, 2017 (the “NYSE Trading Commencement Date”) through May 31, 2017 (the “NYSE Trading End Date”).  All periods in this paragraph are inclusive of the commencement and end dates.

In order to facilitate the successful completion of the Rights Offering, the Underwriters propose, on a several, and not joint or joint and several, basis, on the terms and subject to the conditions stated herein, to procure subscribers, or failing which to subscribe themselves, for the respective proportions, as set forth in Schedule A hereto, and the Company proposes to issue to the subscribers procured by the

Underwriters or the Underwriters themselves, any Offered Shares that are not otherwise subscribed for in the Rights Offering (including the Excess Allocations) at the Subscription Price (the “Underwriting Commitment”).

The parties hereto understand and agree that the aggregate number of Offered Shares to be allocated to the Underwriters pursuant to the Underwriting Commitment (the “Underwritten Shares”) will be the number of Offered Shares notified to the Underwriters by the Company in accordance with Section 2(b)(ii) hereof as soon as practicable, but no later than 4:00 p.m. (Johannesburg time) on the calendar day after the Share Subscription Period Expiration (the “Determination Time”).  Such number shall be equal to the aggregate number of Offered Shares less the Exercised Amount.  The “Exercised Amount” shall be equal to the aggregate of (1) any Offered Shares, whether in the form of Shares or ADSs, that have been subscribed and paid for by Equity Holders, or transferees of Rights, pursuant to the exercise of the Rights prior to the Share Subscription Period Expiration in the case of holders of Share Rights and prior to the ADS Subscription Period Expiration in the case of holders of ADS Rights; and (2) any Offered Shares that have been determined by the Company prior to the Determination Time to be allocated to subscribers pursuant to the Excess Allocations.  The parties hereto acknowledge that by their mutual agreement they may change the Determination Time but that nothing herein shall obligate any party to agree to such an amendment.

The Underwriters may elect to direct delivery of the Underwritten Shares, or take delivery of the Underwritten Shares themselves, in the form of Shares or in the form of ADSs.

The ADSs are to be issued pursuant to a deposit agreement, dated as of February 8, 2013, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs (as may be amended from time to time, the “Deposit Agreement”).  Each ADS will initially represent the right to receive four Shares deposited pursuant to the Deposit Agreement.  In addition, the Company intends to enter into a rights agency agreement (the “ADS Rights Agency Agreement”), between the Company and The Bank of New York Mellon, as ADS rights agent (in such capacity, the “ADS Rights Agent”), in relation to the Rights Offering to ADS Holders.

In connection with the Rights Offering and any offering by the Underwriters of Underwritten Shares for a period of up to six months after the closing of the Rights Offering, the Company will prepare a prospectus supplement describing, inter alia, the Rights and the Offered Shares and a prospectus supplement relating only to offers and sales of the Underwritten Shares, if required, each to be filed with the Commission (as defined below) pursuant to Rule 424(b) under the 1933 Act (as defined below).  In connection with the Rights Offering, and in compliance with the listings requirements of the JSE Limited (the “JSE Listings Requirements”) and the requirements of the South African Companies Act No. 71 of 2008, as amended (the “South African Companies Act”), the Company has prepared a shareholder circular describing, inter alia, the Share Rights (the “Rights Circular”).  The Company confirms that it has authorized the Underwriters to use the Rights Circular in connection with the Rights Offering and to use and distribute the same in connection with the Underwriting Commitment and any roadshows in which the Company participates relating to the Rights Offering.

Except as used in Section 2(d) herein, and except as the context may otherwise require, references hereinafter to the Offered Shares shall refer to the Offered Shares, whether in the form of Shares or ADSs.  For the avoidance of doubt, except as the context may otherwise require, references to the Offered Shares shall include the Underwritten Shares, whether in the form of Shares or ADSs (except in the case of Section 2(d) hereof).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (File No. 333-217339) covering the public offering and sale of certain securities, including the Rights and the Offered Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”).  Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto at the time of such registration statement’s effectiveness for the purposes of Section 11 of the 1933 Act, including any post-effective amendment thereto, which time shall be considered the “new effective date” of such registration statement with respect to the Rights and the Offered Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date on which a representation is being made hereunder, is referred to herein as the “Basic Prospectus.”  Each preliminary prospectus used in connection with the offering of the Rights or the Offered Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.”  The Basic Prospectus, as amended and supplemented immediately prior to each time a representation is being made hereunder, including, for the avoidance of doubt, without limitation, by any preliminary prospectus or any prospectus supplement or supplements, is hereinafter called the “Pricing Prospectus.”  The form of the final prospectus relating to the offering of the Rights and the Offered Shares filed with the Commission in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”), in the form first furnished or made available to the Underwriters for use in connection with the Rights Offering, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus,” provided that the term “Prospectus” shall include any prospectus supplement in respect of the Underwritten Shares if such a prospectus supplement has been filed with the Commission pursuant to Rule 424(b).  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means such time falling within the period commencing on the first Business Day following the Determination Time and ending on the third Business Day following the Determination Time, as is notified to the Company by the Underwriters as the time of sale with respect to their endeavors to procure subscribers for the Underwritten Shares, in the form set out in Exhibit A hereto.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Pricing Prospectus or the Prospectus, as applicable, (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the documents or information included on Schedule B-1 hereto on the date of such representation, if applicable, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Rights or the Offered Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Rights or the Offered Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus, the Pricing Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants as follows to each Underwriter as of (i) the date hereof, (ii) each of the ADS Rights Offering Commencement Date and the Share Rights Offering Commencement Date, (iii) the Share Subscription Period Expiration, (iv) each of the dates on which Offered Shares are delivered (allotted and issued) by the Company to Equity Holders, or transferees of Rights, pursuant to (A) the exercise of Rights (such date, the “Rights Settlement Date”) and (B) the allocation to Equity Holders, or their respective transferees of Rights, pursuant to Excess Allocations (such date, the “Oversubscription Settlement Date”), (v) the time when the Underwriters first confirm subscriptions or sales, as applicable, of Underwritten Shares, if any, to subscribers thereof (the “Confirmations Time”) and (vi) any Time of Delivery (as defined below).  References in this Section 1 to “subsidiaries” of the Company or “Subsidiaries” (as defined in Section 1(xii) below) shall be deemed to include the Stillwater Mining Company (“Stillwater”), which the Company has entered into an agreement to acquire, provided that any representations and warranties in respect of Stillwater are made by the Company to the best of its knowledge, after due inquiry.

(i)                                     Registration Statement and Prospectuses.  The Company meets the requirements for use of Form F-3 under the 1933 Act.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Rights and the Offered Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus, the Pricing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have, to the Company’s knowledge, been instituted or are pending or contemplated.  The Company has responded satisfactorily to or complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus, the Pricing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, to the extent required, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at the date of the Pricing Prospectus, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  None of the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Applicable Time or at any Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Rights Circular and any amendment or supplement thereto, as of its issue date, as of the Applicable Time and at any Time of Delivery, did not, does not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission or the JSE Limited, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be (x) the names of each of the Underwriters as they appear on the front cover page of the Pricing Prospectus and the Prospectus, (y) the information under the heading “Additional Information—Information on the Underwriters” and (z) the information in the fourteenth, fifteenth and sixteenth paragraphs under the heading “Plan of Distribution (Conflicts of Interest)—Plan of Distribution” relating to market making activities, resales of the Offered Shares by the Underwriters and selling agents, in each case contained in the Pricing Prospectus and the Prospectus (collectively, the “Underwriter Information”).

(iii)                               Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus, at its date, conflicts or will conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.   Any offer that is a written communication relating to the Rights or the Offered Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has, to the extent required, been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)                              ADS Registration Statement.  A registration statement on Form F-6 (File No. 333-186246) in respect of the ADSs has been filed with the Commission; such registration statement, as amended from time to time, has been declared effective by the Commission in such form; no stop order suspending the effectiveness of such registration statement has been issued, and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, at the applicable effective date, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)                                 Rights Circular.  The Rights Circular, as amended and supplemented, (A) is in form, substance and content in compliance with the requirements for a circular to shareholders in connection with a rights offering set forth in the JSE Listings Requirements and the requirements of the South African Companies Act, except to the extent the Company received dispensation from compliance with such requirements from the JSE Limited; and (B) has been approved for distribution by the JSE Limited.  Neither the JSE Limited nor the Companies and Intellectual Property Commission (“CIPC”) (i) has requested that the Company make any changes to the Rights Circular which have not been made (except with the consent of the JSE Limited or the CIPC); or (ii) has required or requested that the Company limit or suspend distribution of the Rights Circular.  The Rights Circular, as of its date, the date of any amendment or supplement thereto and the Applicable Time, does not and will not contain or incorporate by reference any information material to investors in the Rights Offering that is not contained or incorporated by reference in the General Disclosure Package and the Prospectus, it being understood that securities law legends and the presentation of other relevant information may differ to the extent required or customary under applicable law (for the avoidance of doubt, which shall include the reporting of mineral reserve and, to the extent permissible, resource information in accordance with the respective rules, regulations and standards).  Neither the General Disclosure Package as of the Applicable Time nor the Prospectus as of its date contains or will contain any information material to investors in the Rights Offering that is not contained in the Rights Circular, as amended or supplemented, it being understood that securities law legends and the presentation of other relevant information may differ to the extent required or customary under applicable law (for the avoidance of doubt, which shall include the reporting of mineral reserve and, to the extent permissible, resource information in accordance with the respective rules, regulations and standards).

The Company has provided the JSE Limited with all material documents and information required under South African laws and regulations in connection with the Rights Offering or by the JSE Limited in connection therewith, and all such documents and information were true and accurate in all material respects and not misleading and there are no other material facts known to the Company, or which on reasonable inquiry could be known to the Company, the omission which would make such documents and information submitted to the JSE misleading.

(vi)                              Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Rights or the Offered Shares in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(vii)                           Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of each of the Rights and the Offered Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(viii)                        Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(ix)                              Financial Statements; Non-GAAP Financial Measures.  (A) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, together with the related notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for each of the periods specified; (B) the consolidated financial statements of Aquarius Platinum Limited (“Aquarius”) included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, together with the related notes, present fairly, in all material respects, the consolidated financial position of Aquarius at the dates indicated and the consolidated results of operations and its cash flows for each of the periods specified; (C) the abbreviated financial information of the Rustenburg Operations included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, together with the summary of significant accounting policies and other explanatory information, present fairly, in all material respects, the assets acquired and liabilities assumed of the Rustenburg Operations at the dates indicated and its direct expenses for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved; and (D) the consolidated financial statements of Stillwater and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, together with the related schedules and notes, present fairly, in all material respects, the financial position of Stillwater and its consolidated subsidiaries at the dates indicated and the results of operations and its cash flows for each of the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular present fairly, in all material respects, the information shown therein and, except as otherwise set forth in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, as the case may be, have been compiled on a basis consistent with that of the audited financial statements included therein.  The pro forma financial information and the related notes thereto included in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Pricing Prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package, the Pricing Prospectus or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(x)                                 No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective latest dates as of which audited or reviewed financial information is presented in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the

Prospectus or the Rights Circular, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular semi-annual dividends on the Shares in amounts per share as have been publicly disclosed or that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi)                              Power and Authority of the Company.  The Company is duly incorporated as a public company with limited liability and validly existing under the laws of the Republic of South Africa and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular and to enter into and perform its obligations under this Agreement and is reflected in the electronic register of the CIPC as being “In Business”; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent applicable in each relevant jurisdiction) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii)                           Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (to the extent applicable in each relevant jurisdiction) under the laws of the jurisdiction of its incorporation or organization and, in the case of a Subsidiary incorporated in South Africa, is reflected in the electronic register of the CIPC as being “In Business”, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular and is duly qualified to transact business and is in good standing (to the extent applicable in each relevant jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, all of the issued and outstanding share capital of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (except that, in each case, no representation is made with respect to shares or other equity interests that are not owned, directly or indirectly, by the Company).  None of the outstanding shares in the capital of any Subsidiary were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.  The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

(xiii)                        Capitalization.  The outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as set forth in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular,

no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of in the capital of or ownership interests in the Company are outstanding.

(xiv)                       Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xv)                          Description of Securities.  (A) The Offered Shares, the Share Rights and the ADS Rights conform, or will conform, in all material respects to, and entitle or will entitle the holders thereof to the rights set forth in, the description of the Offered Shares, the ADSs, the Share Rights and the ADS Rights, respectively, contained in the Pricing Prospectus; (B) the Offered Shares (in the form of Shares) and the Share Rights conform, or will conform, in all material respects to, and entitle or will entitle the holders thereof to the rights set forth in, the description of the Offered Shares and the Share Rights, respectively, contained in the Rights Circular; and (C) there are no restrictions upon the voting rights of any of the Offered Shares or the transfer of any of the Offered Shares, the Share Rights or the ADS Rights pursuant to the Company’s Memorandum of Incorporation or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound or the securities laws of the United States (except those restrictions imposed on affiliates of the Company by the 1933 Act and the 1933 Act Regulations) or the Republic of South Africa.  No holder of Rights or Offered Shares will be subject to personal liability by reason of the allotment, issuance or delivery of the Rights or Offered Shares by or on behalf of the Company to such holder.

(xvi)                       Valid Issuance of Rights.  Upon the issuance of Share Rights in respect of Offered Shares in the form of Shares and ADS Rights in respect of Offered Shares in the form of ADSs, such Rights will be duly and validly issued, and the persons to whom such Rights are allocated will be entitled to the rights specified by South African law and the Memorandum of Incorporation of the Company, in the case of Share Rights, and to the rights specified in the certificate representing the ADS Rights, in the case of the ADS Rights.

(xvii)                    Listing; Admission to Trading.  The admission of the ADS Rights to trading on the New York Stock Exchange and the Share Rights to trading on the JSE Limited has been duly approved by the New York Stock Exchange or the JSE Limited, as applicable, such admission to become effective on or before the NYSE Trading Commencement Date in the case of trading on the New York Stock Exchange and the JSE Trading Commencement Date in the case of trading on the JSE Limited, and no such approval has been, or will have been on or before the NYSE Trading End Date in the case of trading on the New York Stock Exchange or the Share Subscription Period Expiration in the case of trading on the JSE Limited, suspended, withdrawn or terminated; the Offered Shares have been approved for listing and admitted for trading, or will have been duly approved for listing and admitted for trading on or before the Rights Settlement Date, on the JSE Limited and the New York Stock Exchange and, in each case, subject only to their issue, and no such approval has, or will have on or before the Time of Delivery, been suspended, withdrawn or terminated.

(xviii)                 Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization and execution by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Upon issuance by the Depositary of ADRs evidencing ADSs, whether in connection with Offered Shares to be delivered on the Rights Settlement Date, the Oversubscription Settlement Date or the

Time of Delivery, if any, and the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.  The Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Pricing Prospectus.

(xix)                       Offered Shares Freely Transferable.  The Offered Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs.  The Offered Shares in the form of Shares to be issued by the Company will be freely transferable by the Company to or for the account of the subscribers therefor.

(xx)                          Due Authorization.  The Offered Shares have been duly authorized and, when issued (A) to subscribers of the Exercised Amount; or (B) to subscribers procured by the Underwriters or, failing that, the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and rank pari passu in all respects with the existing Shares, and the issuance of such Offered Shares will not be subject to any preemptive or similar rights (other than the Rights); once issued and paid for, the Offered Shares will not be subject to any call for the payment of further capital and will be free and clear of any security interest, claim, lien, charge or encumbrance of any kind.

(xxi)                       Valid Issuance of ADSs.  As soon as practicable following issuance of Offered Shares to be allotted and issued in the form of ADSs, whether on the Rights Settlement Date, the Oversubscription Settlement Date or the Time of Delivery, the relevant Offered Shares will be deposited with the Depositary pursuant to the Deposit Agreement, and the ADSs will be duly and validly issued and delivered to subscribers therefor (provided that on each of the Rights Settlement Date and Oversubscription Settlement Date, such ADSs will not be delivered to subscribers therefor until payment plus the applicable issuance fee for such ADSs has been paid by such subscriber).

(xxii)                    Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xxiii)                 Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its memorandum of incorporation, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, and compliance by the Company with its obligations hereunder and under the Deposit Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the memorandum of incorporation, charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (y), for such violation that would not, singly or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xxiv)                Absence of Labor Dispute.  Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Rights Circular, no strike, work stoppage, labor dispute or other form of industrial action involving the employees or contractors of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and which would reasonably be expected to result in a Material Adverse Effect.

(xxv)                   Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or of which the property or assets of the Company or any of its subsidiaries is the subject, which might individually or in the aggregate result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder and under the Deposit Agreement.

(xxvi)                Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxvii)             Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the issuance of the Share Rights by the Company, the issuance of the ADS Rights by the Depositary, acting on the Company’s request, the allotment and issuance of Offered Shares by the Company, the deposit of the Offered Shares with the Depositary or the consummation of the transactions contemplated by this Agreement, except (A) the approval by the JSE Limited of the Rights Circular and (B) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).  No further shareholder approval is required by the Company in order for it to undertake the Rights Offering.

(xxviii)          Possession of Licenses and Permits.  Except as disclosed under the heading “Risk Factors—Risks related to Sibanye’s business—Sibanye’s mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which are the subject of dispute.” in the Registration Statement, the General Disclosure Package, the Prospectus and the Rights Offer Circular, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (including, without limitation, all mineral rights, mining authorizations (rights) and mining leases) (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  Except as disclosed under the heading “Risk Factors—Risks related to Sibanye’s business—Sibanye’s mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which are the subject of dispute.” in the Registration Statement, the General Disclosure Package, the Prospectus and the Rights Offer Circular, (A) the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all Governmental Licenses and (B) all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix)                Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, (B) do not materially affect the aggregate value of the Company’s property or (C) do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular, are in full force and effect (except where the lack of effectiveness of any lease, individually or in the aggregate, would not have a Material Adverse Effect), and neither the Company nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease  (except where such a claim, if decided adversely to the Company, would not have a Material Adverse Effect).

(xxx)                   Possession of Intellectual Property.  (A) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as would not result in a Material Adverse Effect, and (B) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxi)                Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution, noise, nuisance or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, or natural resources, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or any permit, authorization or approval thereunder against the Company or any of its subsidiaries and (D) there are no events or circumstances, including any release of any hazardous materials to the environment, that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, authorization or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular.

(xxxii)             Accounting Controls and Disclosure Controls.  The Company and its subsidiaries (other than Aquarius and the Rustenburg Operations, which were acquired during the year ended December 31, 2016 and were excluded from management’s assessment of internal controls over financial reporting as of December 31, 2016) maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls that have been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, since the end of the Company’s most recent audited fiscal year, (1) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) there has not been any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxiii)          Payment of Taxes.  The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to South African and other applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which reserves reasonably believed by the Company to be appropriate have been established by the Company.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

Each of the Company and its subsidiaries is in compliance in all material respects with the transfer pricing guidelines issued by the Organization for Economic Co-operation and Development (“OECD”).  Neither the Company nor any of its subsidiaries is currently being investigated by local tax authorities, specifically in connection with, but not limited to, intra-group transfer pricing policies or the accounting treatment of profits.

(xxxiv)         Taxes.  Other than as set forth in the Pricing Prospectus and the Rights Circular, no stamp or other issuance or transfer taxes, levies or duties or any other tax and no capital gains, income (other than income tax payable by any Underwriters whose net income is generally subject to tax by the Republic of South Africa or who perform any services hereunder through a permanent establishment or a fixed base in the Republic of South Africa), withholding or other taxes (collectively, “Taxes”) are payable or will be payable immediately following the completion any of the transactions contemplated hereunder by or on behalf of the recipients of Rights, subscribers for Offered Shares, including those procured by the Underwriters, or the Underwriters to the Republic of South Africa or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance and delivery of the Rights, (B) the deposit by the Company of Offered Shares with the Depositary against issuance of ADSs, (C) the allotment, issuance, sale and delivery by the Company of Offered Shares to the subscribers thereof and the issuance by the Depositary, at the Company’s request, of the Offered Shares in the form of ADSs and the sale and delivery of the same by the Company to subscribers thereof, including, in each case, those procured by the Underwriters, or to or for the respective accounts of the Underwriters or (D) the execution and delivery of this Agreement and performance by the Company of its obligations under this Agreement, it being understood that any subsequent transfer of Rights or Offered Shares by the subscribers thereof, including those procured by the Underwriters, or the Underwriters, may cause such taxes to be payable.

(xxxv)            Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is reasonably believed by the Company to be appropriate in the context of its business and the business of its Subsidiaries, and, to the best of the Company’s knowledge, all such insurance is in full force and effect.  The Company has no reasonable basis to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.  Neither of the Company nor, to the Company’s knowledge, any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvi)         Investment Company Act.  The Company is not, and upon the offering, allotment and issuance of the Offered Shares to be allotted by it as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular will not be an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvii)      Passive Foreign Investment Company. The Company does not believe that it was a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for its 2016 taxable year and does not expect to be a “passive foreign investment company” for its current taxable year or in the foreseeable future.

(xxxviii)   Absence of Manipulation.  Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the 1933 Act) of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Rights or Offered Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxix)         Anti-Corruption Laws.  None of the Company, any of its subsidiaries, any director or officer of the Company or any of its subsidiaries or, to the best of the Company’s knowledge, any of the Company’s affiliates or any employee, agent (other than the Underwriters or any of their affiliates, as to whom the Company makes no representation) or representative of the Company or of any of its subsidiaries or affiliates has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value (including, without limitation, using any funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity or making, offering, agreeing, requesting or taking an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit), directly or indirectly, to any person to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage; and the Company and its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws, which may include the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, the UK Bribery Act, the South African Prevention and Combating of Corrupt Activities Act, 2004 and applicable European Union laws and regulations regulating payments to government officials or employees, and the Company has instituted and maintains and will continue to maintain policies and procedures designed to promote and achieve compliance by the Company and its subsidiaries with such applicable laws.

(xl)                              Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the South African Financial Intelligence Centre Act, 2001, as amended, and any other applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xli)                           OFAC.  None of the Company, any of its subsidiaries or any director or officer of the Company or any of its subsidiaries or, to the best of the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is, or is owned or controlled by, an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, United Nations Security Council (“UNSC”), the European Union or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (each a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the issuance and sale of the Offered Shares, or lend, contribute or otherwise make available such proceeds to any Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions to fund or facilitate any activities of or business in any Sanctioned Country or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlii)                        Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the issuance and sale of the Offered Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(xliii)                     Insolvency.  Neither the Company nor any of its subsidiaries is insolvent or unable to pay its debts as they fall due within the meaning of the applicable bankruptcy or insolvency legislation, as amended or replaced from time to time, and neither the Company nor any of its subsidiaries which is organized under the laws of the Republic of South Africa is “financially distressed” as contemplated in the South African Companies Act, except, in the case of subsidiaries of the Company other than Subsidiaries, as would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has taken any action, nor, to the Company’s knowledge, have any steps or legal proceedings been taken against the Company or any of its subsidiaries, for its administration, winding up or dissolution or the commencement of business rescue proceedings against it or for any similar or analogous proceedings in any jurisdiction, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of an administrative receiver, administrator, trustee, business rescue practitioner or similar officer of it, or any of its respective properties, revenues or assets, nor have any orders been made for any of the foregoing, except, in the case of subsidiaries of the Company other than Subsidiaries, with respect to any of the foregoing, as would not, singly or in the aggregate, result in a Material Adverse Effect.

(xliv)                    Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular is based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlv)                       Forecasts and Estimates; Expressions of Opinion.  All forecasts, estimates, expressions of opinion, belief, intention and expectation made by the Company expressed in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular are honestly held and fairly made by the Company on reasonable grounds after due and careful consideration.

(xlvi)                    Compliance with JSE Listings Requirements and South African Companies Act.  The Rights Offering will not constitute an offer for the sale of or subscription for, or the solicitation of an offer to buy and subscribe for, shares to the public as defined in the South African Companies Act, and the Rights Offering will not require a “registered prospectus” under the South African Companies Act.  The Company has not paid or agreed to pay to any person (other than the Underwriters) any compensation for soliciting another to purchase any securities of the Company.

(xlvii)                 Competition/Anti-trust.  Neither the Company nor any of its subsidiaries is party to any agreement, arrangement or concerted practice, or is carrying on any practice which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading or similar applicable legislation or regulation in any jurisdiction where the Company or any of its subsidiaries has assets or carries on business.

Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the Rights Circular, neither the Company nor, to the best of the Company’s knowledge, any of its subsidiaries is under investigation pursuant to such legislation or regulation referred to in the preceding paragraph or is the subject of undertakings to any related authority.

(xlviii)              Related Party Transactions.  There are no “related party transactions” (as such term is defined in the JSE Listings Requirements) which relate to the Company and any of its subsidiaries in respect of which the Company has not complied with the JSE Listings Requirements.

(xlix)                    Stillwater Merger Agreement.  The Agreement and Plan of Merger, dated as of December 9, 2016 (the “Stillwater Merger Agreement”), among Stillwater, Thor U.S. Holdco Inc. (“U.S. Holdco”), Thor Mergco Inc. (“Merger Sub”) and the Company, has been duly authorized, executed and delivered by each of the Company, U.S. Holdco and Merger Sub, constitutes the valid and legally binding agreement of the Company, U.S. Holdco and Merger Sub and is enforceable against the Company, U.S. Holdco and Merger Sub in accordance with its terms except as such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the availability of equitable relief.  None of the Company, U.S. Holdco, Merger Sub or, to the knowledge of the

Company, Stillwater is in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Stillwater Merger Agreement.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.                            Subscription for Underwritten Shares by Underwriters; Closing.

(a)                                 Subscription Price.  The Share Subscription Price is ZAR 11.28 per Offered Share.  The ADS Subscription Price is U.S.$3.43 per ADS.  The parties hereto acknowledge that by their mutual agreement as evidenced by the execution and delivery of a pricing supplement substantially in the form set forth as Exhibit B hereto the Share Subscription Price and the ADS Subscription Price may be modified but that nothing herein shall obligate any party to execute such a pricing supplement.

(b)                                 Underwritten Shares.

(i)                                     Subscription and Issue of Underwritten Shares.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, against payment pursuant to Section 2(e) below, agrees to allot and issue to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly or jointly and severally, hereby agrees to procure subscribers for or, failing that, subscribe for, at the Share Subscription Price or the ADS Subscription Price, as applicable, per Underwritten Share, the number of Underwritten Shares determined by multiplying the aggregate number of Underwritten Shares by the percentage set forth opposite the name of such Underwriter in Schedule A hereto, plus any additional number of Underwritten Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any subscriptions for fractional shares.

(ii)                                  Notice of Number of Underwritten Shares.  As soon as practicable after the Share Subscription Period Expiration and by not later than the Determination Time, the Company shall notify (in the form of the notice set forth in Exhibit C hereto) the Underwriters in writing of the aggregate number of Underwritten Shares for which the Underwriters have the obligation to procure subscribers or, failing that, to subscribe themselves, if any, pursuant to the Rights Offering and this Agreement.  Such number shall be the aggregate number of Offered Shares less the Exercised Amount and such number stated in the notice from the Company shall be final and binding on the Company and the Underwriters for all purposes.

(iii)                               Agreed Allocation Priority.  It is understood and agreed that the Agreed Allocation Priority will give priority to subscribers other than the Underwriters.  Accordingly, no Offered Shares will be allocated to the Underwriters unless the Company has allocated Offered Shares, to the extent possible, to fulfill the subscriptions of subscribers other than the Underwriters.  If all the Offered Shares have been subscribed and paid for either pursuant to the exercise of Rights or pursuant to the Excess Allocations, by persons other than the Underwriters or subscribers procured by the Underwriters, the obligations of the Underwriters to procure subscribers for, or failing that, subscribe for Offered Shares under this Agreement shall be deemed satisfied as of the Determination Time.

(iv)                              Underwritten Shares.  As contemplated by Section 2(b)(i) hereof, the Company agrees to allot and issue the Underwritten Shares to subscribers procured by the Underwriters or, failing that, the Underwriters in accordance with Section 2(d) hereof, and on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Underwriter, severally and not jointly, agrees to procure subscribers for or, failing that, subscribe for, the Underwritten Shares at the Time of Delivery.  In connection with Underwritten Shares for which it has an obligation hereunder to procure subscribers or, failing that, subscribe, each Underwriter, severally and not jointly, shall pay, or arrange to be paid, an amount equal to the Subscription Price multiplied by such number of Underwritten Shares in accordance with Section 2(d) hereof.

(c)                                  Offer of Underwritten Shares by Underwriters.  The Company understands that after the Determination Time, the several Underwriters propose to offer the Underwritten Shares, if any, for subscription or sale, in each instance upon the terms and conditions set forth in, or to be set forth in, the Prospectus.  For the avoidance of doubt, any resale of the Underwritten Shares by the Underwriters will be for their own account and not on behalf of the Company or any Equity Holders of the Company.  The price at which the Underwritten Shares are so offered and sold may be equal to, less than or greater than the Share Subscription Price or the ADS Subscription Price, as applicable.

(d)                                 Payment.  (i)                             With respect to all or a portion of any Underwritten Shares in the form of Shares to be subscribed for hereunder at the Time of Delivery, the Underwriters may elect, at their own expense, to have ADSs delivered (to either or both of subscribers procured by the Underwriters or the Underwriters) and paid for hereunder in lieu of, and in satisfaction of, the Company’s obligation to issue, and the Underwriters’ several obligations to procure subscribers for or, failing that, to subscribe for such number of Underwritten Shares.  Written notice of such election shall be given by the Underwriters to the Company at least four Business Days prior to the Time of Delivery (the “Notification Time”).  The number of any Underwritten Shares to be subscribed for by subscribers procured by the Underwriters or, failing that, by the Underwriters as a result of the making of such election shall be adjusted by the Underwriters so as to eliminate any fractional ADSs.

(ii)                                  The Underwritten Shares to be delivered to subscribers procured by the Underwriters or each Underwriter hereunder, as the case may be, in the form of Shares shall be delivered by or on behalf of the Company through the facilities of Strate Proprietary Limited, a company licensed (for clearing and settlement purposes) as a central securities depositary in terms of the South African Financial Markets Act No. 19, 2012 (“Strate”) to the Underwriters for the account of such subscribers or Underwriters, as the case may be, in such authorized denominations and registered in such names as the Underwriters may request by written notice to the Company on or prior to the Notification Time.

(iii)                               If the election has been made in accordance with subsection (i) above, the ADSs representing Underwritten Shares to be delivered to subscribers procured by the Underwriters or each Underwriter hereunder, as the case may be, shall be delivered by or on behalf of the Company through the facilities of The Depository Trust Company (“DTC”) to the Underwriters for the account of such subscribers or Underwriters, as the case may be, in such authorized denominations and registered in such names as the Underwriters may request by written notice to the Company on or prior to the Notification Time.

(iv)                              With respect to Underwritten Shares being issued in the form of Shares, such Shares shall be issued against payment by, through or on behalf of such Underwriter of the Share Subscription Price therefor in South African rand through the facilities of Strate, such details of the Company necessary to make such a transfer to be provided by the Company to the Underwriters at least two Business Days in advance of the Time of Delivery.  Against payment by, through or on behalf of such Underwriter of the Share Subscription Price, the Company shall effect or cause to be effected the necessary entries in its securities register in accordance with the provisions of the South African Companies Act and the rules of Strate.

(v)                                 With respect to Underwritten Shares being delivered in the form of ADSs, such ADSs shall be delivered against payment by, through or on behalf of such Underwriter of the ADS Subscription Price therefor in U.S. dollars, or such other currency as the parties may agree, by wire transfer of (same-day) funds to the account specified by the Company to the Underwriters at least two Business Days in advance of a Time of Delivery.

(vi)                              Payment for the Underwritten Shares shall be made to the Company by (x) in the case of any Underwritten Shares to be issued in the form of Shares, the payment facilities of Strate and (y) in the case of any Underwritten Shares to be delivered in the form of ADSs, by wire transfer of (same day) or other immediately available funds in U.S. dollars, in each case against delivery of such Underwritten Shares for the respective accounts of the several Underwriters by 3:00 p.m. (London time) on the date the Underwriters notify to the Company as the intended delivery date for the Underwritten Shares.  Such time and date for delivery of any Underwritten Shares is herein called the “Time of Delivery.”  If the number of Underwritten Shares is equal to zero, the third business day after the Determination Time shall be deemed the “Time of Delivery” for the purposes of the payment of the Underwriting Commissions, the representations, warranties and covenants of the Company and delivery of documentation contemplated by Section 8 hereof.

(vii)                           It is understood and agreed by the parties hereto that no delivery or transfer of Underwritten Shares, whether in the form of Shares or ADSs, to be subscribed for and allotted and issued hereunder at a Time of Delivery shall be effective until and unless payment therefor has been made pursuant hereto and the Company shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates and other evidence reasonably satisfactory to the Underwriters of the execution in favor of subscribers procured by the Underwriters or, failing that, the Underwriters, of the book-entry transfer of Alloted Shares, whether by delivery of Underwritten Shares in the Republic of South Africa through Strate or delivery of ADSs representing Underwritten Shares through the facilities of DTC.

(viii)                        The Underwritten Shares, if any, whether in the form of Shares or ADSs, shall be issued and/or delivered to the Underwriters at the Time of Delivery for the respective accounts of subscribers procured by the Underwriters as instructed by the Underwriters or for the accounts of the several Underwriters, with all transfer and any issuance taxes or other expenses (including, without limitation, any Strate levy, investor protection levy and uncertificated securities tax payable with respect to such Underwritten Shares) payable in connection with the issuance of such Offered Shares or ADSs or the transfer thereof to the Subscribers procured by the Underwriters or the Underwriters, if any are applicable, duly paid by the Company in accordance with Section 4 hereof; however, the Company shall not be responsible for any fees related to the depositing of Shares with the Depositary pursuant to (i) above or pursuant to any transaction by any of the Underwriters or any other holder as principal.

(ix)                              The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for any Underwritten Shares, will be delivered at the offices of Shearman & Sterling (London) LLP, 9 Appold Street, London EC2A 2AP, United Kingdom (the “Closing Location”), and the Underwritten Shares will be delivered as specified in this Section 2(d), all at the Time of Delivery.  A meeting will be held at the Closing Location at 1:00 p.m. (London time) on the Business Day immediately preceding the Time of Delivery, or such time, manner and place as may mutually be agreed upon in writing by the Underwriters and the Company, or their respective counsel, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 2 and Section 3, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, Johannesburg and London are generally authorized or obligated by law or executive order to close.  For the avoidance of doubt, any such meeting may be conducted in person, electronically and/or via teleconference.

It is understood that each Underwriter is authorized to accept delivery of, receipt for, and make payment of the Share Subscription Price or the ADS Subscription Price, as applicable, for, the Underwritten Shares, if any, which it has agreed to purchase.

(e)                                  Underwriting Fees and Commissions.  As compensation in full to the Underwriters for their commitments hereunder, the Company at the Time of Delivery will pay to the Underwriters an amount in U.S. dollars or South African rand (as the case may be), or such other currency as the parties may agree, the following (together, the “Underwriting Commissions”):

(i)                                     a management fee equal to 0.5% multiplied by the aggregate gross proceeds of the Rights Offering;

(ii)                                  an underwriting commission equal to 0.5% multiplied by the aggregate gross proceeds of the Rights Offering;

(iii)                               an end risk fee equal to: (x) 1.0% multiplied by the aggregate gross proceeds of the Risked Portion (the “Risked Portion” is defined as the total number of Offered Shares, excluding any Offered Shares in respect of which the Underwriters have, prior to the time of execution of this Agreement, received irrevocable undertakings from existing Equity Holders); and (y) the amount of fees payable by the Underwriters pursuant to the irrevocable undertakings received from existing Equity Holders prior to the time of execution of this Agreement; and

(iv)                              at the sole discretion of the Company, a discretionary fee in an amount of up to 0.5% multiplied by the aggregate gross proceeds of the Rights Offering.

The fees and commissions set out in clauses (i), (ii) and (iii) above will each be payable to the Underwriters pro rata to their Underwriting Commitment.

The Underwriters may accept payment of the Underwriting Commissions by offsetting the amount thereof against any payment due by the Underwriters in respect of Underwritten Shares, if any.  The Underwriting Commissions shall be paid to the Underwriters pursuant to this Section 2 whether or not the Underwriters shall be allotted and issued the full number of Offered Shares or any part thereof.

SECTION 3.                            Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriters immediately, and confirm the notice in writing, until the completion of the distribution of the Offered Shares (including by the Underwriters in connection with any resale of Underwritten Shares (including in the form of ADSs) subscribed for pursuant to Section 2(b)(iv)), (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Pricing Prospectus or the Prospectus shall have been filed, (ii) of the receipt of any comments from the

Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Pricing Prospectus or the Prospectus, or of the suspension of the qualification of the Rights or the Offered Shares for offering or sale in any jurisdiction, or any communications received by the Company from the JSE Limited or New York Stock Exchange or any South African or U.S. governmental or regulatory or self-regulatory body that could prevent, delay, suspend or otherwise adversely affect the offering of the Rights and/or the offering and sale of the Offered Shares as contemplated herein or relating to the suspension or termination, whether actual, contemplated or threatened, of the listing of the Rights on the JSE Limited or the New York Stock Exchange, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Rights or the Offered Shares.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every commercially reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Rights and the Offered Shares within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the JSE Listings Requirements and the South African Companies Act so as to permit the completion of the distribution of the Rights and the Offered Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular, at least through the date which is six months after the date hereof.  At any time prior to the date which is six months after the date hereof, if at any time when a prospectus relating to the Rights or the Offered Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act, or the Rights Circular is required by law, to be delivered in connection with sales of the Offered Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or in the opinion of counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package, the Pricing Prospectus or the Prospectus in order that the General Disclosure Package, the Pricing Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, (iii) amend the Registration Statement or amend or supplement the General Disclosure Package, the Pricing Prospectus or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or (iv) amend or supplement the Rights Circular in order to comply with the laws of South Africa, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the

Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission or with the JSE Limited, as applicable, any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object (unless the failure to file such amendment or supplement would constitute a breach of applicable law or regulation by the Company, in which case the Company’s right to file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters object shall be without prejudice to the rights of the Underwriters under this Agreement).  The Company will, during the period when a prospectus relating to the Rights or the Offered Shares is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act, or the Rights Circular is required by law, to be delivered in connection with sales of the Offered Shares, furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Time of Delivery and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriters and U.S. counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, (i) during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, copies of the Prospectus (as amended or supplemented) and (ii) during the period when the Rights Circular is required to be delivered under South African law, copies of the Rights Circular (as amended or supplemented) and any documents referred to therein, in each case in such numbers as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Offered Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offered Shares; provided, however, that the Company shall not be obligated (i) to file any general consent to service of process or (ii) to qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction in which it is not otherwise required to be so qualified or (iii) to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158.  The Company will make generally available to its security holders as soon as practicable an earnings statement complying with Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Offered Shares in the manner specified in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular under “Use of Proceeds.”

(h)                                 Listing.  The Company will use its reasonable efforts to effect and maintain the listing of the Share Rights on the JSE Limited from the JSE Trading Commencement Date through to the Share Subscription Period Expiration and the ADS Rights on the New York Stock Exchange from the NYSE Trading Commencement Date through to the NYSE Trading End Date, as applicable (each inclusive).  The Company will use its reasonable efforts to effect and maintain the listing of the Offered Shares in the form of Shares on the JSE Limited and the ADSs delivered in connection with the Rights Offering on the New York Stock Exchange.

(i)                                     Restriction on Sale of Securities.  During a period of 180 days from the date hereof, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Rights and the Offered Shares to be issued and sold in the Rights Offering, (B) any Shares or securities convertible into or exercisable or exchangeable for Shares offered or issued by the Company, the proceeds of which are used to refinance outstanding amounts under the Bridge Loan Facility (as defined in the Rights Circular and the Pricing Prospectus), (C) any Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus, (D) any Shares issued or options to purchase Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus, (E) any Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus, or (F) any Shares issued to the existing shareholders of the Company in exchange for such shareholders’ existing Shares pursuant to a corporate restructuring by the Company.

(j)                                    Reporting Requirements.  The Company, during the period when a Prospectus relating to the Rights or the Offered Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)                                 Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Underwriters (which shall not be unreasonably withheld or delayed), it will not make any offer relating to the Rights or the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule

433(d)(8)(i) that has been reviewed by the Underwriters.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense (except regarding any expense relating to statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information), such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)                                     No Stabilization.  The Company agrees not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, in each case in violation of applicable laws, to facilitate the sale or resale of the Rights or the Offered Shares.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus, the Pricing Prospectus, the Prospectus and the Rights Circular and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Offered Shares to the Underwriters or to subscribers procured by the Underwriters, (iv) all stock, securities transfer or other transfer taxes and all stamp or other taxes, levies (including, without limitation, any Strate levy, investor protection levy and uncertificated securities tax payable) and duties, if any, and any other kind of tax, including withholding tax, incurred or arising in connection with the issuance and sale or transfer, as applicable, or delivery of the Rights or Offered Shares by the Company to the subscribers, including those subscribers procured by the Underwriters and the Underwriters themselves, including all taxes payable by any of the Underwriters arising from the reimbursement of any expenses, other than income tax from any fee, commission or other compensation received by such Underwriters in accordance with this Agreement, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Rights and the Offered Shares under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the Rights Offering, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Offered Shares on the New York Stock Exchange and the JSE Limited, the listing of the Share Rights on the JSE Limited and the listing of the ADS Rights on the New York Stock Exchange, (xi) the properly incurred and documented fees and disbursements of Underwriters’ counsel in connection with the transactions contemplated hereby, (xii) all expenses and taxes arising as a result of the deposit of the Offered Shares with the Depositary and the issuance and delivery of ADSs (other than expenses related to an election by the Underwriters pursuant to Section 2(d)(i) hereof), (xiii) the fees and expenses (including fees and disbursements of their respective counsel) if any, of the Depositary and any custodian appointed, as applicable, under the Deposit Agreement, other than the fees and expenses to be paid by holders of the ADSs, as applicable and (xiv) costs and expenses incurred by the Underwriters associated with bookbuilding the Underwritten Shares, including the “Bookbuilder” services.  Notwithstanding the foregoing, nothing in this Section 4 is intended or shall be construed to include any stamp or other taxes, expenses, levies and duties and any other kind of tax, including withholding tax (including, without limitation, any uncertificated securities tax, STRATE levy and the investor protection levy payable), incurred or arising from any transfer, sale or delivery of Underwritten Shares or any expenses or taxes arising as a result of the deposit of Underwritten Shares with the Depositary and the issuance and delivery of ADSs by (A) a subscriber procured by the Underwriters or (B) an Underwriter in its capacity as principal.  The Underwriters agree to pay any applicable New York State stock transfer tax, and the Company agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that, except as provided in this Section 4, the Underwriters will pay all of their own advertising expenses in connection with any offers they make and any costs, expenses and fees, stamp or other taxes, levies and duties and any other kind of tax, including withholding tax (including, without limitation, any uncertificated securities tax, STRATE levy and the investor protection levy payable), incurred or arising from any subscription, transfer, sale or delivery of Underwritten Shares by an Underwriter in its capacity as principal.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), Section 10 or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses properly incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein at and as of the times at which such representations and warranties are given or made, or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement has become effective and, at the Time of Delivery, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus, the Pricing Prospectus, the Prospectus or the Rights Circular has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; the Company has complied with each request (if any) from the Commission for additional information; and the Rights Circular (including, for the avoidance of doubt, any amendment or supplement thereto) shall have been approved by the JSE.  The Company shall have paid the required Commission filing fees relating to the Rights and the Offered Shares within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                                 Opinion and Disclosure Letter of Counsel for Company.  The Underwriters shall have received:  (i) the opinions and “10b-5” disclosure letters, dated the ADS Rights Offering Commencement Date, the Rights Settlement Date, the Oversubscription Settlement Date and the Time of Delivery, of Linklaters LLP, U.S. counsel for the Company, to the effect set forth in Exhibit A-1 hereto; and (ii) the opinions, dated the ADS Rights Offering Commencement Date, the Rights Settlement Date, the Oversubscription Settlement Date and the Time of Delivery, of Edward Nathan Sonnenbergs Incorporated, South African counsel for the Company, to the effect set forth in Exhibit A-2 hereto, together with signed or reproduced copies of such letters for each of the other Underwriters.

(c)                                  Opinion and Disclosure Letter of Counsel for Underwriters.  The Underwriters shall have received the opinions and “10b-5” disclosure letters, dated the ADS Rights Offering Commencement Date, the Rights Settlement Date, the Oversubscription Settlement Date and the Time of Delivery, of (i) Shearman & Sterling (London) LLP, U.S. counsel for the Underwriters, and (ii) Bowman Gilfillan Incorporated, South African counsel for the Underwriters, in each case with respect to such matters as the Underwriters may require and in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters.

(d)                                 Opinion of Counsel for the Depositary.  The Underwriters shall have received the favorable opinion, dated the the Rights Settlement Date, the Oversubscription Settlement Date and the Time of Delivery, of Emmet, Marvin & Martin LLP, counsel for the Depositary, to the effect set forth in Exhibit A-3 hereto, together with signed or reproduced copies of such letters for each of the other Underwriters.

(e)                                  Officers’ Certificate.  At and as of the Confirmations Time, the Rights Settlement Date, the Oversubscription Settlement Date and the Time of Delivery, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated the ADS Rights Offering Commencement Date, the Rights Settlement Date, the Oversubscription Settlement Date and the Time of Delivery, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of such date, and in the case of the certificate to be delivered on the Time of Delivery, at and as of the Share Rights Offering Commencement Date, the Share Subscription Period Expiration and the Confirmations Time as well, (iii) the Company has complied with all agreements contained in this Agreement and satisfied all conditions therein on its part to be performed or satisfied at or prior to such date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus, the Pricing Prospectus, the Prospectus or the Rights Circular has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)                                   Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriters shall have received from each of (i) KPMG Inc., in respect of the Company, (ii) Ernst & Young, in respect of Aquarius, (iii) Deloitte & Touche, in respect of the Rustenburg Operations and (iv) KPMG LLP in respect of Stillwater, letters, dated such date, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus and the Rights Circular.

(g)                                  Bring-down Comfort Letter.  On each of the ADS Rights Offering Commencement Date, the Rights Settlement Date, the Oversubscription Settlement Date and the Time of Delivery, the Underwriters shall have received from each of (i) KPMG Inc., in respect of the Company and (ii) KPMG LLP, in respect of Stillwater, letters, dated as of such dates, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the date of the letter.

(h)                                 Approval of Listing.  At and as of the Time of Delivery, the Shares shall continue to be duly listed, subject to notice of issuance, on the JSE Limited and the New York Stock Exchange (in the form of ADSs); and the Share Rights shall have been listed and trading on the JSE Limited from the JSE Trading Commencement Date through the Share Subscription Period Expiration and the ADS Rights shall have been listed and trading on the New York Stock Exchange from the NYSE Trading Commencement Date through to the NYSE Trading End Date, as applicable (each date inclusive).

(i)                                     Issuance of ADRs.  At and as of the Time of Delivery, the Depositary shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates satisfactory to the Underwriters evidencing the deposit with it of any Underwritten Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(j)                              No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Rights Offering.

(k)                           Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)                                     SARB Approval.  All approvals required from the South African Reserve Bank for the transactions contemplated by this Agreement (including, without limitation, (i) approval of the Rights Offering and (ii) approval of the transfer of proceeds of the Rights Offering outside of the Republic of South Africa, in connection with the use of proceeds referred to in Section 3(g) hereof and payment of fees and expenses as provided for under this Agreement and the Rights Offering) shall have been duly obtained and be in full force and effect.

(m)                             Instruction to Strate.  The Company shall have instructed Strate to credit the Share Rights to the accounts of eligible holders of Shares on the Share Record Date and Strate shall have complied with such instruction.

(n)                                 Corporate Approvals.  All corporate, board of directors and shareholder approvals of the Company relating to the Rights Offering shall have been obtained and remain effective as of each of Confirmations Time, the Rights Settlement Date, the Oversubscription Settlement Date and the Time of

Delivery.  The Underwriters shall have received, as of the date hereof, certified copies of the resolutions of the board of directors of the Company confirming the authorization and approval, inter alia, of the terms of this Agreement, conducting the Rights Offering and issuing the Offered Shares at the Subscription Price as provided for herein.  The Underwriters shall also have received as of the date hereof certified copies of: (i) the constitutional documents of the Company; and (ii) any power of attorney or resolution pursuant to which any person signed or will sign this Agreement and any of the documents specified to be delivered in this Agreement.

(o)                                 Longstop Date.  The Company shall have issued an announcement, in a form agreed with the Underwriters, announcing the final terms of the Rights Offering (including the number of Offered Shares and the Subscription Price) as soon as reasonably practicable (but in any event prior to 5:00 p.m. (Johannesburg time)) on May 18, 2017.

(p)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in the ADS Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Rights Offering (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in the ADS Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any actual or alleged breach by the Company of any of the representations, warranties, agreements or undertakings contained in, or made or deemed to be made by the Company in this Agreement;

(iii)                               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission under (i) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iv)                              against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the ADS Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, its employees, its agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Shares contemplated by this Agreement, in each case as determined in accordance with this Agreement.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to their respective Underwriting Commitment as set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                            Representations, Warranties, Indemnities and Agreements to Survive.  All representations, warranties, indemnities and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Underwritten Shares.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination.  The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Time of Delivery, if in the judgment of the Underwriters, acting in good faith, after consultation with the Company (where practicable), (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States, the Republic of South Africa, the European Union or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Underwritten Shares, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, the JSE Limited or the New York Stock Exchange, or (iv) trading generally on the JSE Limited or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the Republic of South Africa or the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) a banking moratorium has been declared by either South African, U.S. Federal, New York or European Union authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at a Time of Delivery to procure subscribers for or, failing which, to subscribe itself for any Underwritten Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Underwritten Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to subscribe for the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Underwritten Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Underwriters or (ii) the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package, the Pricing Prospectus, the Prospectus or the Rights Circular or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Citi at Citigroup Global Markets Limited, Citigroup Centre, Canada Square, London E14 5LB, United Kingdom, attention of Equity Syndicate Desk (facsimile: +44 20 3364 2134; e-mail:  emeaecm.notices@citi.com); HSBC at HSBC Bank plc, 8 Canada Square, London E14 5HQ, attention of Equity Capital Markets Syndicate (facsimile: +44 20 7991 4426); J.P. Morgan at J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, attention of Equity Capital Markets Syndicate Desk (facsimile: +44 20 3493 1453); Morgan Stanley at Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, attention of Equity Capital Markets Syndicate (facsimile: +44 20 7425 8990); and RMB at Rand Merchant Bank (a division of FirstRand Bank Limited), 1 Merchant Place, Corner Rivonia Road and Fredman Drive, Sandton 2146, South Africa, attention of Equity Capital Markets (facsimile: +27 11 384 3098; e-mail:  ecm@rmb.co.za).  Notices to the Company shall be directed to it at Sibanye Gold Limited, Libanon Business Park, 1 Hospital Street (off Cedar Avenue), Libanon, Westonaria, 1780, South Africa, attention of Charl Keyter.

SECTION 12.                     No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Subscription Price and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Rights Offering and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries, or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Rights Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the Rights Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Rights Offering, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.                     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.                     Consent to Jurisdiction; Waiver of Immunity.  The Company irrevocably submits to the non-exclusive jurisdiction of any of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”) over any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding brought in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York,

New York 10036 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.  The Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit, action or proceeding (including proceedings instituted in regard to the enforcement of a judgment of any such court), including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17.                     Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company shall indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order; and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion of the judgment currency into United States dollars.

SECTION 18.                     Entire Agreement.  This Agreement represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Pricing Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Underwritten Shares.

SECTION 19.                     Bail-in.  Notwithstanding any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters (together, the “Covered EU Banks”) and the Company, the Company acknowledges, accepts and agrees to be bound by:  (i) the effect of the exercise of Write-down and Conversion powers as defined in relation to the relevant Bail-in Legislation (as defined below) (“Bail-in Powers”) by the resolution authority with the ability to exercise any Bail-in Powers in relation to the Covered EU Banks (the “Relevant Resolution Authority”) in relation to any liability as defined under the applicable Bail-in Legislation (a “BRRD Liability”) of such Covered EU Banks to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:  (a) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (b) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Covered EU Banks or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (c) the cancellation of the BRRD Liability; or (d) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 19, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.  “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

SECTION 20.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

SIBANYE GOLD LIMITED

By
Title:

CONFIRMED AND ACCEPTED,
                as of the date first above written:

CITIGROUP GLOBAL MARKETS LIMITED

By
Authorized Signatory

HSBC BANK PLC

By
Authorized Signatory

J.P. MORGAN SECURITIES PLC

By
Authorized Signatory

MORGAN STANLEY & CO. INTERNATIONAL PLC

By
Authorized Signatory

RAND MERCHANT BANK,
A DIVISION OF FIRSTRAND BANK LIMITED

By
Authorized Signatory

By
Authorized Signatory

SCHEDULE A

Name of Underwriter	Percentage of Offered Shares

Citigroup Global Markets Limited	25.0%
HSBC Bank plc	25.0%
J.P. Morgan Securities plc	25.0%
Morgan Stanley & Co. International plc	12.5%
Rand Merchant Bank, a division of FirstRand Bank Limited	12.5%

Total	100.0%

Sch A-1

SCHEDULE B-1

Materials other than the Pricing Prospectus that comprise the General Disclosure Package:

None.

SCHEDULE B-2

Free Writing Prospectuses

Free writing prospectus filed by Sibanye with the SEC on May 18, 2017.

Sch B - 1

SCHEDULE C

Subsidiaries of the Company

Newshelf 1114 Proprietary Limited

Rand Uranium Proprietary Limited

Ezulwini Mining Company Proprietary Limited

Witwatersrand Consolidated Gold Resources Proprietary Limited

Sibanye Gold Eastern Operations Proprietary Limited

Golden Oils Proprietary Limited

Sibanye Gold Protection Services Limited

Sibanye Gold Academy Proprietary Limited

Sibanye Gold Shared Services Proprietary Limited

St Helena Hospital Proprietary Limited

M Janse van Rensburg Proprietary Limited

Sibanye Platinum Proprietary Limited

Sibanye Platinum Bermuda Proprietary Limited

Kroondal Operations Proprietary Limited (formerly Aquarius Platinum South Africa Proprietary Limited)

Newshelf 1335 Proprietary Limited

Aquarius Platinum Corporate Services Proprietary Limited (Australia)

Kroondal Operations Corporate Services Proprietary Limited (formerly Aquarius Platinum (SA) Corporate Services Proprietary Limited)

Platinum Mile Resources Proprietary Limited

Hoedspruit Platinum Holding Proprietary Limited

Hoedspruit Platinum Exploration Proprietary Limited

Ridge Mining Limited (UK)

Ridge Mining Proprietary Limited (South Africa)

Ridge Mining Services Proprietary Limited

Braggite Resources Proprietary Limited

Sibanye Rustenburg Platinum Mines Proprietary Limited

Stillwater Mining Company

Stillwater Metals Company

SWC Trading Inc.

Stillwater Canada Holdings Inc

Stillwater Canada Inc

Stillwater Canada LLC

Peregrine Metals Ltd.

Minera Peregrine Argentina S. A.

Minera Peregrine Chile S.C.M.

Sch C - 1

EXHIBIT A

Notice to the Company

Citigroup Global Markets Limited

Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Rand Merchant Bank,
                (a division of FirstRand Bank Limited)
1 Merchant Place
Corner Rivonia Road and Fredman Drive
Sandton 2146
South Africa

Together, the “Underwriters”

Reference is made to the underwriting agreement, dated as of May 18, 2017 (the “Underwriting Agreement”), among Sibanye Gold Limited (the “Company”) and the Underwriters.

We hereby notify the Company that, for the purposes of the Underwriting Agreement, the Applicable Time is [•][p.m.]/[a.m.] (Johannesburg time) on [•], 2017.

CITIGROUP GLOBAL MARKETS LIMITED

By
Authorized Signatory

Exhibit A - 1

HSBC BANK PLC

By
Authorized Signatory

J.P. MORGAN SECURITIES PLC

By
Authorized Signatory

MORGAN STANLEY & CO. INTERNATIONAL PLC

By
Authorized Signatory

RAND MERCHANT BANK,
A DIVISION OF FIRSTRAND BANK LIMITED

By
Authorized Signatory

By
Authorized Signatory

Exhibit A - 2

EXHIBIT B

Form of Pricing Supplement

Citigroup Global Markets Limited
Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Rand Merchant Bank,
                (a division of FirstRand Bank Limited)
1 Merchant Place
Corner Rivonia Road and Fredman Drive
Sandton 2146
South Africa

Dear Sirs:

Reference is made to the underwriting agreement, dated as of May 18, 2017 (the “Underwriting Agreement”), among Sibanye Gold Limited (the “Company”) and each of you.  Unless otherwise defined in this letter, capitalized terms defined in the Underwriting Agreement shall have the same meanings in this letter.

As contemplated by Section 2(a) of the Underwriting Agreement, in consideration of the execution and delivery of the Underwriting Agreement, and of the mutual covenants contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              The Underwriting Agreement is hereby supplemented by the following provisions so that this Pricing Supplement shall form an integral part of the Underwriting Agreement.

2.              The first two sentences of Section 2(a) of the Underwriting Agreement is restated in its entirety to state “The Share Subscription Price is ZAR [•] per Offered Share.  The ADS

Exhibit B - 1

Subscription Price is U.S.$[•] per ADS.”.  From the date hereof, all references to the Underwriting Agreement shall be to the Underwriting Agreement, as amended.

3.              The Company represents and warrants to and agrees with the Underwriters that this pricing supplement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation.

4.              This pricing supplement shall be governed by the laws of the State of New York.  Sections 16 and 17 of the Underwriting Agreement shall apply to this letter agreement mutatis mutandis as if set forth herein.

5.              This pricing supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours,

SIBANYE GOLD LIMITED

By:
Name:
Title:

Acknowledged and accepted:

CITIGROUP GLOBAL MARKETS LIMITED

By
Authorized Signatory

HSBC BANK PLC

By
Authorized Signatory

J.P. MORGAN SECURITIES PLC

By
Authorized Signatory

MORGAN STANLEY & CO. INTERNATIONAL PLC

Exhibit B - 2

By
Authorized Signatory

RAND MERCHANT BANK,
A DIVISION OF FIRSTRAND BANK LIMITED

By
Authorized Signatory

By
Authorized Signatory

Exhibit B - 3

EXHIBIT C

Form of Notice from the Company to the Underwriters

Citigroup Global Markets Limited
Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Rand Merchant Bank,
                (a division of FirstRand Bank Limited)
1 Merchant Place
Corner Rivonia Road and Fredman Drive
Sandton 2146
South Africa

Dear Sirs:

Reference is made to the underwriting agreement, dated as of May 18, 2017 (the “Underwriting Agreement”), among Sibanye Gold Limited (the “Company”) and each of you.  Unless otherwise defined in this letter, capitalized terms defined in the Underwriting Agreement shall have the same meanings in this letter.

We hereby give you notice, in accordance with Section 2(b)(ii) of the Underwriting Agreement, that the aggregate number of Offered Shares to be allocated to the Underwriters pursuant to the Underwriting Commitment is [•] (the “Underwritten Shares”).  This is based on the Exercised Amount of [•] Offered Shares.  The number of Underwritten Shares set out in this letter shall be final and binding on the Company for all purposes.

Very truly yours,

SIBANYE GOLD LIMITED

Exhibit C - 1

By:
Name:
Title:

Accepted and agreed:

CITIGROUP GLOBAL MARKETS LIMITED

By
Authorized Signatory

HSBC BANK PLC

By
Authorized Signatory

J.P. MORGAN SECURITIES PLC

By
Authorized Signatory

MORGAN STANLEY & CO. INTERNATIONAL PLC

By
Authorized Signatory

RAND MERCHANT BANK,
A DIVISION OF FIRSTRAND BANK LIMITED

By
Authorized Signatory

By
Authorized Signatory

Exhibit C - 2